UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2008

Novacea, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oyster Point Boulevard, Suite 200

South San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 228-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of August 29, 2008, Novacea, Inc., or Novacea, Pivot Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Novacea, or Merger Sub, and Transcept Pharmaceuticals, Inc., a private Delaware corporation, or Transcept, entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement, which is filed as Exhibit 2.1 hereto. The representations and warranties contained in the Merger Agreement are made for the purposes of allocation of risk between the parties and as conditions to closing, may be subject to exceptions in the disclosure schedules provided in accordance with the Merger Agreement, are not necessarily accurate or complete as made and should not be relied upon by any of our stockholders or potential investors.

In accordance with the terms of the Merger Agreement, voting agreements, or the Voting Agreements, were entered into as of August 29, 2008: one between Novacea and certain stockholders of Transcept, which is attached hereto as exhibit 2.2, and one between Transcept and certain stockholders of Novacea, which is attached hereto as exhibit 2.3.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

2.1	Agreement and Plan of Merger and Reorganization, dated as of August 29, 2008, by and among Novacea, Inc., Pivot Acquisition, Inc. and Transcept Pharmaceuticals, Inc.

2.2	Form of Voting Agreement, dated as of August 29, 2008, by and between Novacea, Inc. and certain stockholders of Transcept Pharmaceuticals, Inc.

2.3	Form of Voting Agreement, dated as of August 29, 2008, by and between Transcept Pharmaceuticals, Inc. and certain stockholders of Novacea, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2008	NOVACEA, INC.

	By:	/s/ Edward C. Albini
Name: Edward C. Albini
Title: Chief Financial Officer